                                                                                        Exhibit 5.1

Locke Lord Bissell & Liddell LLP
Attorneys & Counselors
2200 Ross Avenue Suite 2200 Dallas, TX 75201	Atlanta • Austin • Chicago • Dallas • Houston • London Los Angeles • New Orleans • New York • Sacramento Washington, D.C.	Phone: (214) 740-8000 Fax: (214) 740-8800 www.lockelord.com

December 27, 2007

Keystone Consolidated Industries, Inc.
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240

Re:   Registration Statement on Form S-3 (Commission File No. 333-146454)

Ladies and Gentlemen:

You have requested our opinion in connection with the proposed offering of subscription rights (the “Rights”) to purchase up to 2,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Keystone Consolidated Industries, Inc., a Delaware corporation (the “Company”), all of which shares (the “Shares”)  and Rights to be offered and sold by the Company pursuant to a Registration Statement on Form S-3, including a prospectus (Securities and Exchange Commission File No. 333-146454), filed by the Company on October 2, 2007, as it may be amended from time to time (the “Registration Statement”).  As more fully described in the Registration Statement, the Shares are being offered pursuant to a distribution of Rights to the holders of the Company’s Common Stock whereby the record holders of Shares will receive at no charge, non-transferable subscription rights to purchase an aggregate of 2,500,000 Shares at a subscription price of $10.00  per share (the “Rights Offering”).

In connection with this opinion letter, we have examined and relied upon copies of the following documents furnished to us by officials of the Company:  (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) filed with the Delaware Secretary of State on August 31, 2005; (iii) the Company’s Amended and Restated Bylaws (amended and restated as of August 31, 2005); (iv) resolutions of the Company’s Board of Directors pertaining to the Rights Offering and an amendment to the Charter increasing the authorized number of shares of Common Stock of the Company from 11,000,000 to 20,000,000 (the “Charter Amendment”) adopted September 25, 2007; (v) additional resolutions of the Company’s Board of Directors pertaining to the Rights Offering adopted on November 13, 2007; (vi) the Company’s preliminary proxy statement filed by the Company with the Securities and Exchange Commission on October 2, 2007; (vii) the Company’s Order Confirming Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code and the related Third Amended Disclosure Statement for Debtors’ Third Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code; and  (viii) such other documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us:

A.            The Company will cause the Charter Amendment to be filed in conformity with applicable law, including the general corporate law of the State of Delaware and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, prior to the closing of the Rights Offering.

B.            No shares of Common Stock, other than those to be offered and sold pursuant to the Rights Offering and the Company’s issued and outstanding Common Stock, have prior to the date hereof been approved for issuance, or will be approved for issuance or will be issued between the date hereof and the closing of the Rights Offering.

C.            All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; all documents submitted to us as copies conform to the originals of such documents; and such originals are authentic. All corporate records furnished to us by the Company are accurate and complete.

D.            All factual statements made by the Company in the Registration Statement are accurate and complete; and the Shares will be issued and sold in accordance with the terms of the Rights Offering as described in the Registration Statement.

The law covered by our opinion is limited to the internal general corporate law of the State of  Delaware and the federal securities laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.            When the Rights Offering commences in accordance with the terms thereof as described in the Registration Statement, the Rights will be validly issued and nonassessable in accordance with their terms.

2.            After the Charter Amendment has been duly filed with the Secretary of State of Delaware as described above, and when the Shares are issued and sold in accordance with the terms of the Rights Offering as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

                                /s/Locke Lord Bissell & Liddell LLP
                                LOCKE LORD BISSELL & LIDDELL LLP